UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

(214) 740-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter)

☐   Emerging growth company

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Exela Technologies, Inc. was held on June 6, 2018. At the Annual Meeting, Exela Technologies’ shareholders voted on the following four proposals and cast their votes as described below.

1.              The individuals listed below were elected at the Annual Meeting to serve as directors of Exela Technologies until the annual meeting of shareholders in 2021 and until their successors are duly elected and qualified:

	For	Withhold	Broker Non-Vote
Ronald Cogburn	140,367,161	240,175	5,018,578
Nathaniel J. Lipman	140,540,834	65,502	5,018,578

2.              A management proposal to ratify the appointment of KPMG LLP as the Exela Technologies’ independent registered public accounting firm for the year ending December 31, 2018 was approved.

For	Against	Abstained	Broker Non-Vote
145,602,905	23,009	0	0

3.              An advisory resolution to approve executive compensation was approved.

For	Against	Abstained	Broker Non-Vote
140,502,839	92,097	12,400	5,018,578

4.              An advisory, non-binding resolution with respective to the frequency that shareholders will vote on our executive compensation.

Every	Every	Every		Broker
Year	Two Years	Three Years	Abstained	Non-Vote
111,882,631	28,647,654	73,189	3,862	5,018,578

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2018

Exela Technologies, Inc.

By:	/s/ Theresa K. Mohan
Theresa K. Mohan
General Counsel Americas and Secretary